UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
November 28, 2007

ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29604	58-2358943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Dauphin Street
Mobile, Alabama (Address of principal executive offices)		36606 (Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 28, 2007, EnergySouth, Inc. (the “Company”) and the Company’s Bay Gas Storage Company, Ltd. (“Bay Gas”) subsidiary entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) which amended the Credit Agreement dated as of August 14, 2007 between the Company and Bay Gas, as borrowers, and Regions Bank, as administrative agent for the lenders (the “Lenders”) party to the Amended Credit Agreement. The Amended Credit Agreement provides that the Lenders will (i) establish for the Company a $195,000,000 unsecured revolving credit facility (the “Amended Credit Facility”), a $25,000,000 letter of credit subfacility of the Credit Facility, and a $15,000,000 swingline subfacility of the Credit Facility, and (ii) continue in effect for Bay Gas a $55,512,329 letter of credit facility. In connection with the Amended Credit Agreement, the Company entered into an Amended and Restated Parent Guarantee (the “Parent Guarantee”) and certain subsidiaries of the Company entered into a Subsidiary Guarantee (the “Subsidiary Guarantee”), guaranteeing the obligations under the Amended Credit Agreement, and the Company and certain of its subsidiaries entered into a Pledge Agreement pledging their respective ownership interests in certain Company subsidiaries as collateral for the respective Guarantee obligations.
     The foregoing descriptions of the Amended Credit Agreement, Parent Guarantee, Subsidiary Guarantee, and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed with this Current Report on Form 8-K as Exhibits 10(v)-5, 10(v)-6, 10(v)-7 and 10(v)-8, respectively.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 28, 2007, Mississippi Hub Acquisition Company, LLC completed its acquisition of 100% of the issued and outstanding membership interests of Mississippi Hub, LLC as described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2007 (the “Initial 8-K”). The information provided in Item 1.01 of the Initial 8-K and the exhibits filed therewith are incorporated herein by reference. Funding for the acquisition was provided pursuant to the Amended Credit Facility described in Item 1.01 above.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Amended Credit Facility is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     In connection with the completion of the Amended Credit Facility as described in Item 1.01 above and the completion of the acquisition of Mississippi Hub, LLC as described in Item 2.01 above, the Company issued on November 28, 2007 the press release filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10(v)-5	Amended and Restated Credit Agreement, dated as of November 28, 2007, by and among EnergySouth, Inc., Bay Gas Storage Company, Ltd., and Regions Bank, as Administrative Agent for the lenders from time to time party to the Amended and Restated Credit Agreement.

10(v)-6	Amended and Restated Parent Guarantee, made as of November 28, 2007, by EnergySouth, Inc., in favor of Regions Bank and the lenders from time to time a party to the Amended and Restated Credit Agreement dated November 28, 2007.

10(v)-7	Subsidiary Guarantee, made as of November 28, 2007, by EnergySouth Midstream, Inc., EnergySouth Services, Inc. and MGS Marketing Services, Inc., in favor of Regions Bank, as Administrative Agent for the lenders from time to time party to the Amended and Restated Credit Agreement dated November 28, 2007.

10(v)-8	Pledge Agreement made as of November 28, 2007, by EnergySouth, Inc., EnergySouth Midstream, Inc., EnergySouth Services, Inc. and MGS Marketing Services, Inc., in favor of Regions Bank, as Administrative Agent for the lenders from time to time party to the Amended and Restated Credit Agreement dated November 28, 2007.

99.1	Press release dated November 28, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.
Date: December 4, 2007	By:	/s/ G. Edgar Downing, Jr.
G. Edgar Downing, Jr.
Secretary

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